Exhibit 5.3

Jyong Biotech Ltd.

c/o Health Ever Bio-Tech Co., Ltd

23F-3, No.95, Sec.1, Xintai 5th Rd., Xizhi District.

New Taipei City, Taiwan 221416

Dear Sir/Madam,

Re: PRC Legal Opinion on Jyong Biotech Ltd’s Certain PRC Litigation Related Legal Matters

We have acted in the capacity of licensed legal counsel for the People’s Republic of China (the “PRC” or “China,” for the purposes of this legal opinion, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region, and Taiwan) to provide an opinion on the disclosure of litigation matters in connection with the Company’s registration statement on Form F-1 (File No. 333-277725), as amended (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission. The base of this legal opinion is limited to litigations that have been filed in the courts of the PRC.

SECTION I: DOCUMENTS REVIEWED AS THE BASIS FOR THIS LEGAL OPINION

For the purpose of delivering this opinion, I have reviewed the copies of the following documents:

1.	Civil Ruling of Taizhou Intermediate Court of Zhejiang Province

Ruling Registry No.: (2022) Zhejiang Province 10 Civil First Instance 1126 (Original Copy in Chinese)

2.	Civil Ruling of High Court of Zhejiang Province

Ruling Registry No.: (2023) Zhejiang Province Civil Final 1150 (Original Copy in Chinese)

3.	Civil Enforcement Ruling of Taizhou Intermediate Court of Zhejiang Province

Ruling Registry No.: (2024) Zhejiang 10 Enforcement 16 (Original Copy in Chinese)

4.	Civil Enforcement Ruling of Taizhou Intermediate Court of Zhejiang Province

Ruling Registry No.: (2024) Zhejiang 10 Enforcement 16-1 (Original Copy in Chinese)

5.	Civil Ruling of the Supreme Court of People’s Republic of China

Ruling Registry No.: (2024) Supreme Court Civil Re-Trial 673 (Original Copy in Chinese)

6.	Share Purchase Agreement executed between the Company and Taizhou City Optimization and Upgrade Investment Partnership (Limited Partnership)

(Original Copy in Chinese)

7.	Civil Compliant as filed by Taizhou City Optimization and Upgrade Investment Partnership (Limited Partnership)

(Original Copy in Chinese)

8.	Civil Ruling of Taizhou Intermediate Court of Zhejiang Province

Ruling Registry No.: (2022) Zhejiang Province 10 Civil First Instance 990 (Original Copy in Chinese)

9.	Civil Ruling of High Court of Zhejiang Province

Ruling Registry No.: (2023) Zhejiang Province Civil Final 692 (Original Copy in Chinese)

SECTION II: ASSUMPTIONS

We have assumed the following:

1. The genuineness and authenticity of all signatures /stamps and the conformity to the originals of all copies (whether or not certified) reviewed by me and the authenticity and completeness of the originals from which such copies were taken;

2. That there is no provision of the law of any jurisdiction, other than the People’s Republic of China, which would have implication in relation to the opinions expressed herein;

SECTION III: QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the People’s Republic of China. This opinion shall be governed and construed in accordance with the laws of People’s Republic of China and is limited to and is given on the basis of the currently effective laws and practices in the People’s Republic of China.

SECTION IV: OPINION

On the basis of the documents reviewed and subject to the foregoing assumptions, we hereby deliver the opinion as follows:

The statements in the Registration Statement, as amended, filed with U.S. Securities and Exchange Commission, regarding litigations in People’s Republic of China relating to: 1) Taizhou Investment Dispute and ; 2) Taizhou Administrative Penalty; 3) Taizhou Government Subsidy Dispute, are true and accurate in all material aspects, and are fairly disclosed and correctly set forth therein, and nothing has been omitted from such statements which would make the same misleading in any material aspects. Based on our review, nothing has come to our attention that would lead us to believe that the litigation related disclosure in the Registration Statement, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein, or necessary to make the statements therein not misleading. Furthermore, nothing has come to our attention to suggest that, in light of the circumstances under which they were made, the Registration Statement or any amendment or supplement thereto (except as noted above) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement.

Yours faithfully,

/s/ ZHEJIANG BONING LAW FIRM

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